                                                                    Exhibit 10.3


================================================================================




                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                  By and Among

                      NEW AMERICAN HEALTHCARE CORPORATION,
                                  as Borrower,

                         TORONTO DOMINION (TEXAS), INC.,
                                    as Agent,

                           THE TORONTO-DOMINION BANK,
                                as Issuing Bank

                                      and

                    THE FINANCIAL INSTITUTIONS PARTY HERETO

                          Dated as of October 27, 1998

         Amending the Amended and Restated Credit Agreement dated as of

                 January 30, 1998 among the above-named parties




================================================================================

                               THIRD AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Third Amendment") dated October 27, 1998 amends the Amended and Restated Credit Agreement entered into as of January 30, 1998 as amended by that certain First Amendment dated July 31, 1998 and that certain Second Amendment dated August 31, 1998 (as so amended, the "Original Agreement"), by and among NEW AMERICAN HEALTHCARE CORPORATION, a Tennessee corporation (the "Borrower"), TORONTO DOMINION (TEXAS), INC., as agent for the financial institutions party hereto
(in such capacity, the "Agent"), THE TORONTO-DOMINION BANK, as Issuing Bank and THE FINANCIAL INSTITUTIONS PARTY THERETO (collectively, the "Banks"; individually, a "Bank").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Certain Definitions. Capitalized terms used herein and not otherwise used defined shall have the meanings ascribed to them in the Original Agreement.

         2. Amendment of Original Agreement.

                 a. Definitions. The following definitions are hereby amended and restated or added to Article I of the Original Agreement.

                   "Base Rate" means on any day the greater of the rate (rounded upwards if necessary to the nearest whole one-sixteenth of one percent (0.0625%)) equal to (a) the Prime Rate in effect on that day or
          (b) the Federal Funds Rate plus 50 basis points in effect on that day, plus (in either case) the applicable margin based upon the Borrower's ratio of Funded Indebtedness to EBITDAR as calculated in accordance with Section 7.18(a)(i) as follows:

                 Funded Indebtedness/EBITDAR             Applicable Margin (bps)
                 ---------------------------             -----------------------
                         > 4.0                                   75.00
                         -
                         > 3.5 < 4.0                             50.00
                         -
                         > 3.0 < 3.5                             25.00
                         -
                         > 2.5 < 3.0                               0
                         -
                         > 2.0 < 2.5                               0
                         -
                               < 2.0                               0

         "CAPITAL EXPENDITURE" means any expenditure for the maintenance of existing physical plants, furniture, fixtures and equipment and any other expenditure that would be capitalized on the balance sheet of the Borrower (consolidated with its Subsidiaries) as of the end of that period, in conformity with GAAP, other than payment of the purchase price of any fixed assets in connection with a Permitted Acquisition and/or Permitted Construction.

         "DAYS SALES OUTSTANDING" Intentionally omitted.

         "EXTENSION OPTION" means the option of the Borrower to extend the Revolving Termination Date to October 31, 2004, provided that:

         (i) the Borrower provides a written request to the Agent not less than ninety (90) days prior to October 31, 2000; and

         (ii) all of the Banks shall have approved such request in writing.

         "FINAL MATURITY DATE" means October 31, 2003 or October 31, 2004, if the Extension Option has been exercised pursuant to this Agreement.

         "FIXED CHARGE COVERAGE RATIO" means the ratio of (a) EBITDAR, to (b) the sum of (i) Maintenance Capital Expenditure Limit, (ii) Interest Expense,
(iii) scheduled principal payments actually made or coming due during the period of measure and (iv) any payments of the Borrower and/or its Subsidiaries for Hospital Operating Leases actually made or coming due during the period of measure.

         "FUNDED INDEBTEDNESS" means, without duplication, all obligations, liabilities and indebtedness of the Borrower and its Subsidiaries of the types described in clauses (a) through (g) of the definition of Indebtedness.

         "HOSPITAL OPERATING LEASE" means an operating lease of a hospital and/or other healthcare facility with an annual lease expense in excess of Seventy Five Thousand Dollars ($75,000).

         "INDEBTEDNESS" of any Person means, without duplication (a) any obligation for borrowed money. (b) any obligation evidenced by bonds, debentures, notes or other similar instruments; (c) any obligation to pay the deferred purchase price of property or services (other than in the ordinary course of business); (d) any Capitalized

Lease Obligation; (e) any obligation or liability of others secured by a Lien on property owned by such Person, whether or not such obligation or liability is assumed; (f) obligations and amounts owed under synthetic or off-balance sheet leases; (g) eight (8) times the annualized amounts payable on any Hospital Operating Lease; (h) any Obligation under any Rate Contract; (i) any Guaranty; and (j) any other obligation or liability which is required by GAAP to be shown as part of the Consolidated Liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

          "INTEREST COVERAGE RATIO" Intentionally omitted.

          "LIBOR Rate" means the rate (rounded upwards if necessary to the nearest whole one-sixteenth of one percent (0.0625%)) equal to (a) the product of Base LIBOR times Statutory Reserves, plus (b) the applicable LIBOR margin based upon the Borrower's ratio of Funded Indebtedness to EBITDAR as calculated in accordance with Section 7.18(a)(i) as follows:

           Funded Indebtedness/EBITDAR                            LIBOR (bps)
           ---------------------------                            -----------
                    > 4.0                                            200.00
                    -
                    > 3.5 < 4.0                                      175.00
                    -
                    > 3.0 < 3.5                                      150.00
                    -
                    > 2.5 < 3.0                                      125.00
                    -
                    > 2.0 < 2.5                                      100.00
                    -
                          < 2.0                                       75.00

          "MAINTENANCE CAPITAL EXPENDITURE LIMIT" means an amount equal to thirty percent (30%) of Capital Expenditures.

          "MAJORITY BANKS" means at any time Banks holding at least fifty-one percent (51%) of the then aggregate outstanding principal amount of the Loans, or, if no such principal amount is then outstanding, Banks having at least fifty-one percent (51%) of the Commitment Percentages.

          "PERMITTED ACQUISITIONS" means any acquisition by the Borrower or one of its Subsidiaries of all or substantially all of the Capital Stock of a corporation, all or substantially all of the ownership interests in any partnership or joint venture, all or substantially all of the operating assets of any Person, or assets which constitute all or substantially all of the assets of a division or a separate or separable line of business, provided that:

             (i) the Borrower or its Subsidiary, as the case may be, is the surviving entity in any acquisition involving a merger, reorganization or recapitalization:

             (ii) the corporation, partnership, operating assets or line of business acquired is in a line of business consistent with the business plan of the Borrower and its then current Subsidiaries;

             (iii) no Event of Default or Incipient Default shall exist at the time of such acquisition or would result on a pro forma basis after completion of such acquisition;

             (iv) not less than ten (10) days prior to such acquisition, the Agent shall have received an Environmental Report with respect to any real property to be so acquired;

             (v) contemporaneously with the closing of such acquisition, the Agent shall have received such documents and instruments as may be necessary to grant or confirm to the Agent a Lien on or security interest in all of the assets so acquired and all proceeds and revenues therefrom, including, one or more Mortgages with respect to any real property or leasehold interest in real property so acquired and (in case a Subsidiary is created or acquired in connection with such Permitted Acquisition) a Stock Pledge Agreement (or addendum to a previously executed Stock Pledge Agreement), a Subsidiary Guaranty, a Security Agreement and (to the extent applicable) a Subsidiary Note, and shall have received a title insurance policy with respect to any real property so acquired which is substantially similar to the title insurance policies delivered pursuant to Section 5.1(j)(ii)(B) hereof and, to the extent applicable, landlord's waivers from landlords in any ground leases so acquired which shall be in form and substance satisfactory to the Agent;

             (vi) the Agent shall have received a certificate of an Authorized Representative (to be delivered to the Agent not less than ten (10) days prior to such acquisition) setting forth in reasonable detail the calculations necessary to show compliance with the financial ratios set forth in Section 7.18 hereof for the twelve (12) months immediately preceding the date of the acquisition, assuming that the proposed acquisition had occurred on the first day of the first month of such twelve (12) month period;

             (vii) not less than ten (10) days prior to such acquisition, the Agent shall have received historical and pro forma financial statements for the entity or line of business to be acquired;

             (viii) the Agent and the Banks shall have had the opportunity to conduct an inspection of the entity or line of business to be acquired;

             (ix) the Purchase Price of the acquisition is not in excess of Thirty Million Dollars ($30,000,000);

             (x) the Purchase Price of any acquisition of a leased hospital is not in excess of Thirty Million Dollars ($30,000,000); provided, however, that in no event may the Borrower enter into more than two such acquisitions of leased hospitals without the approval of the Majority Banks;

             (xi) in the event that the Purchase Price of the acquisition causes the aggregate Purchase Price of all Permitted Acquisitions, which close after the date of this Third Amendment, but on or before December 31, 1998, to exceed Thirty Million Dollars ($30,000,000), and all acquisitions subsequent thereto which close on or before December 31, 1998, the Majority Banks shall approve each such acquisition; and

             (xii) after December 31, 1998, in the event that the Purchase Price of the acquisition causes the aggregate Purchase Price of all Permitted Acquisitions during any calendar year to exceed Fifty Million Dollars ($50,000,000), and all acquisitions subsequent thereto during such calendar year, the Majority Banks approve each such acquisition.

             "PERMITTED CONSTRUCTION" means any new construction of an acute care facility or hospital after the date hereof; provided however, that the Borrower has provided to the Agent all documentation regarding the construction of the new acute care facility or hospital as reasonably requested by the Agent and the Majority Banks approve such new construction.

             "PERMITTED PURPOSES" means the purposes for which Loans may be used or Letters of Credit issued. The Permitted Purposes are as follows: (a) to make Permitted Acquisitions; (b) to provide for Permitted Construction; and (c) to provide funds for general corporate purposes, including (but not limited to) initial and ongoing working capital, the completion of any construction or development projects at acute care facilities or related businesses acquired by the Borrower or any of its Subsidiaries which are in progress on the date of acquisition, and capital improvements to acute care facilities or related businesses acquired by the Borrower or any of its Subsidiaries which are made after the date of acquisition; provided that the aggregate face amount of all Letters of Credit shall not exceed Five Million Dollars ($5,000,000) at any one time, as certified by the Borrower as a condition for the making of any Loan for working capital purposes or the issuance of any Letter of Credit.

                     "PURCHASE PRICE" as used in the definition of Permitted Acquisitions, means (i) cash paid to the seller in consideration of such acquisition, (ii) long-term indebtedness of the seller assumed by the Borrower or its Subsidiary in consideration of such acquisition, (iii) initial working capital, (iv) initial capital expenditures identified as such on the purchase date and made within twelve months of such date, and (v) with respect to the acquisition of a leased hospital, the net present value of all lease payments under the underlying lease(s) and all other consideration paid in connection with the acquisition of the leased hospital.

                     "REVOLVING TERMINATION DATE" means October 31, 2003 or such earlier date, if any, that the Total Commitment Amount is reduced to zero pursuant to SECTION 2.1(b); provided, however, that the Revolving Termination Date shall be October 31, 2004 if the Extension Option is granted.

                     "TOTAL COMMITMENT AMOUNT" means, as of any date, subject to
        SECTION 2.1(b) hereof, an amount equal to One Hundred Thirty-Two Million Five Hundred Thousand Dollars ($132,500,000); provided, however, that beginning [December 31, 2001], the Total Commitment Amount means, subject to SECTION 2.1(b) hereof, the amount set forth on Schedule A set forth opposite the applicable quarter.

            b. SECTION 2.2(c)/Commitment Fee. Section 2.2(c) of the Original Agreement is amended and restated to read as follows:

                     Commitment Fee. The Borrower shall pay to the Agent for the account of the Banks, in accordance with the Banks' Commitment Percentages, a Commitment Fee equal to the amount listed below based upon the Borrower's ratio of Funded Indebtedness to EBITDAR as calculated in accordance with Section 7.18(a)(i) of the average daily Available Commitment Amount as follows:

           Funded Indebtedness/                                Commitment Fee
                EBITDAR                                            (bps)
           --------------------                                --------------
              > 4.0                                                37.50
              -
              > 3.5 < 4.0                                          37.50
              -
              > 3.0 < 3.5                                          31.25
              -
              > 2.5 < 3.0                                          31.25
              -
              > 2.0 < 2.5                                          31.25
              -
                    < 2.0                                          25.00

              The Commitment Fee shall (i) accrue from the Closing Date to the Revolving Termination Date and (ii) be payable quarterly in arrears on the last day of each quarter commencing with the quarter ending September 30, 1998 and on the Revolving Termination Date.

            c. SECTION 2.3(a) PAYMENT OF LOANS. Section 2.3(a) of the Original Agreement is amended and restated to read as follows:

              (a) Payment of Loans. The Borrower shall repay all Loans which are outstanding on the Revolving Termination Date by paying those amounts set forth on Schedule A set forth the applicable quarter.

            d. SECTION 2.3(c)(iv). Section 2.3(c)(iv) of the Original Agreement is amended and restated to read as follows:

              (iv) In the event that the Borrower shall issue Equity Interests to a Person in exchange for cash, or shall incur subordinated Indebtedness, Borrower shall apply the proceeds so received in prepayment of the Loans as follows:

                        (A) If the ratio of Senior Indebtedness to EBITDA,
               calculated in accordance with this Agreement is greater than
               2.5 : 1 on a pro-forma basis, then the Borrower shall prepay the Loans in an amount necessary to reduce the ratio of Senior Indebtedness to EBITDA to less than or equal to 2.5 : 1.

                        (B) Intentionally omitted.

            e. SECTION 5.2(d). Section 5.2(d) of the Original Agreement is amended and restated to read as follows:

              (d) Loan Request. The Agent shall have received a Loan Request which shall (i) describe the Permitted Purposes for which such Loan is being requested and the amount of such Loan to be applied to each such Permitted Purpose and (ii) constitute a certification by the

      Borrower that the conditions set forth in this SECTION 5.2 are or will be satisfied on and as of the date of such Borrowing;

            f. SECTION 7.2(a). Section 7.2(a) of the Original Agreement is amended and restated to read as follows:

              (a) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, within forty-five (45) days after the end of each month, commencing with the month ending October 31, 1998: an unaudited monthly Board of Director package which should include, but not be limited to, a statement of revenues and EBITDA and EBITDAR. All such statements shall be prepared on a consolidated and consolidating basis for the Borrower and its Subsidiaries, in reasonable detail, subject to year-end audit adjustments and without footnotes, shall include appropriate comparisons to the same period for the prior year, and shall be certified by the Senior Vice President, Finance and Administration, of the Borrower to have been prepared in accordance with GAAP consistently applied, subject to year-end audit adjustments;

            g. SECTION 7.2(b). Section 7.2(b) of the Original Agreement is amended and restated to read as follows:

              (b) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, within forty-five (45) days after the end of each fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 1998, the Company's most recent report on Form 10-Q filed with the Securities and Exchange Commission. All such statements shall be prepared on a consolidated and consolidating basis for the Borrower and its Subsidiaries, in reasonable detail, subject to year-end audit adjustments and without footnotes, shall include appropriate comparisons to the same period for the prior year, and shall be certified by the Senior Vice President, Finance and Administration, of the Borrower to have been prepared in accordance with GAAP consistently applied, subject to year-end audit adjustments;

            h. SECTION 7.2(c), Section 7.2(c) of the Original Agreement is amended and restated to read as follows:

              (c) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, within ninety (90) days after the close of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1998, for the Borrower and its Subsidiaries on a consolidated and consolidating basis the Borrower's most recent report on Form 10-K filed with the Securities and Exchange Commission. All statements required by this SECTION 7.2(c) shall include appropriate comparisons to the prior fiscal year. Such consolidated financial statements shall be audited by KPMG Peat Marwick LLP or another independent certified public accounting firm acceptable to the Majority Banks and shall include a report of such accounting firm, which report shall be unqualified and shall state that such financial statements fairly present the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, consistently applied. Such accounting firm shall also certify to the Agent and the Banks that in the course of the regular annual examination of the business of the Borrower and its Subsidiaries, which examination was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default or an Incipient Default has occurred and is continuing as of the date of certification, or if, in the opinion of such accounting firm, an Event of Default or an Incipient Default has occurred and is continuing, a statement as to the nature thereof. Such accounting firm shall also prepare a letter to management of the Borrower in connection with the preparation of such audit report which the Borrower shall deliver to the Agent and each Bank within five Banking Days of receipt thereof;

            i. SECTION 7.2(d). Section 7.2(d) of the Original Agreement is amended and restated to read as follows:

              (d) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, (i) contemporaneously with each quarterly and year-end financial report required by the foregoing SUBPARAGRAPHS (b) AND
     (c), a certificate of a Responsible Officer (A) stating that, to the best of such officer's knowledge after due inquiry, no Event of Default or Incipient Default exists on the date of such certificate, or if any Event of Default or Incipient Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto, (B) stating whether, since the date of the most recent financial statements previously delivered pursuant to the foregoing SUBPARAGRAPH (b) OR (c), there has been a change in the generally accepted accounting principles applied in preparing the financial statements then being delivered from those applied in preparing the most recent audited financial statements so delivered which is material to the financial statements then being delivered, (C) furnishing calculations demonstrating compliance with the covenants contained in SECTION 7.18 hereof, and (D) attaching management's summary of the results contained in such financial statements, and (ii) contemporaneously with each such quarterly and annual financial report, a certificate of a Responsible Officer furnishing calculations demonstrating compliance with the covenant set forth in Section 8.11 hereof;

         j. SECTION 7.2(o). Section 7.2(o) of the Original Agreement is amended and restated to read as follows:

              (o) To the Agent, with sufficient copies for distribution by the Agent to each of the Banks, prior to commencement of each fiscal year of the Borrower, a copy of the Borrower's annual budget for such fiscal year;

         k. SECTION 7.18(a)(i). Section 7.18(a)(i) of the Original Credit Agreement is amended and restated to read as follows:

              (i) Maintain a ratio of Funded Indebtedness to EBITDAR of 5.00:1 through the Final Maturity Date.

         l. SECTION 7.18(a)(ii). Section 7.18(a)(ii) of the Original Agreement is amended and restated to read as follows:

              (ii) Intentionally omitted.

         m. SECTION 7.18(a)(iii). Section 7.18(a)(iii) of the Original Agreement is amended and restated to read as follows:

              (iii) Maintain the following Fixed Charge Coverage Ratio for each of the applicable quarters ending during each of the periods set forth below, such ratio to be calculated for the twelve (12) month period preceding and including such mouth:

                                                           Fixed Charge
                    Period                                Coverage Ratio
                    ------                                --------------
         October 31, 1998 to and
               including December 31, 1999                     1.50x

         January 1, 2000 to and
               including December 31, 2000                     1.75x

         January 1, 2001 and thereafter                        2.00x

         n. SECTION 7.18(a)(iv). Section 7.18(a)(iv) of the Original Agreement is amended and restated to read as follows:

              (iv) Intentionally omitted.

         o. SECTION 7.18(a)(v). Section 7.18(a)(v) of the Original Agreement is amended and restated to read as follows:

              (v) Prior to the Revolving Termination Date, maintain a minimum Net Worth in an amount not less than (A) ninety percent (90%) of the actual Net Worth as of September 30, 1998, plus (B) eighty-five percent (85%) of Consolidated Net Income during the period from and including October 1, 1998 through and including the date of calculation, plus (C) ninety percent (90%) of the aggregate amount of all increases in the stated capital and additional paid in capital amounts of the Borrower resulting from the issuance of equity securities or other capital investments during such period.

         p. SECTION 7.18(a)(vi). Section 7.18(a)(vi) of the Original Agreement is amended and restated to read as follows:

              (iv) Maintain the following ratio of Senior Indebtedness to EBITDAR for each of the applicable quarters ending during each of the periods set forth below:

                                                              SENIOR
                   PERIOD                               INDEBTEDNESS/EBITDAR
                   ------                               --------------------
     October 31, 1998 to and                                   <4.50x
           including March 30, 2000
     March 31, 2000 to and                                     <4.00x
           including March 30, 2001
     March 31, 2001 and thereafter                             <3.50x

            q. SECTION 7.18(b)(ii). Section 7.18(b)(ii) of the Original Agreement is amended and restated to read as follows:

                       (ii) For purposes of calculating compliance with the
               covenants set forth in SECTION 7.18(a) hereof, prior to the Revolving Termination Date, EBITDAR of the Borrower and its Subsidiaries for any twelve (12) month period shall be calculated on the basis of EBITDAR of the Borrower and its Subsidiaries an adjusted annualized rolling two (2) quarter basis; provided that EBITDAR of any acute care facility or related business which the Borrower or any of its Subsidiaries acquires (or proposes to acquire in the case of calculating EBITDAR pursuant to SUBPARAGRAPH (vi) of the definition of Permitted Acquisitions) on or after the Closing Date shall be calculated on the basis of EBITDAR of such acute care facility or related business as if such acute care facility or related business was purchased on the first day of the quarter in which such acute care facility or related business was acquired; provided that with respect to the EBITDAR of any acute care facility or related business acquired by the Borrower or any of its Subsidiaries on or after the Closing Date, such EBITDAR shall be calculated by excluding any profits or losses associated with any business segments or such acute care facility or related business which are sold immediately prior to the date such acute care facility or related business is acquired by the Borrower or which are to be sold immediately thereafter. Any such business segments so excluded will be identified in the compliance certificate delivered to the Agent and the Banks pursuant to Section 7.2(d) hereof.

         r. SECTION 7.21 / OPERATING LEASES. Section 7.21 of the Original Agreement is amended and restated to read as follows:

                       Neither the Borrower nor any of its Subsidiaries shall
               create, incur, assume, or suffer to exist, any obligation for the payment of rent or hire for property or assets of any kind whatsoever, whether real or personal, under leases or lease agreements (other than Capitalized Lease Obligations and Hospital Operating Leases) which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to such leases or lease agreements to exceed five percent (5%) of Net Revenues during any fiscal year. Any such leases referred to in this Section 7.21 shall not be deemed to constitute Indebtedness and shall not be subject to Section 8.6 hereof.

         s. SECTION 8.5 / INVESTMENTS. Section 8.5 of the Original Agreement is amended and restated to read as follows:

                       Neither the Borrower nor any of its Subsidiaries shall
               make (or acquire as part of an acquisition) any Investment, except Investments (a) in connection with a Permitted Acquisition; (b) made by the Borrower in any of its Wholly-Owned Subsidiaries, by any of its Subsidiaries in the Borrower or by any of its Subsidiaries in any of its Wholly-Owned Subsidiaries (provided, however, that Investments in Partial Subsidiaries must be in the ordinary course of business and shall not exceed Two Million Dollars ($2,000,000) per year); (c) constituting seller financing undertaken on commercially reasonable terms, which Investments shall not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000); (d) in connection with a purchase of land, which shall not exceed a purchase price of Four Million Five Hundred Thousand Dollars ($4,500,000), provided, however, that the Borrower, working with the Agent, on behalf of the Banks, shall grant a first lien on such property in such form and substance satisfactory to the Agent and (e) Investments made in accordance with the Borrower's corporate investment policy attached to the Original Agreement as
         SCHEDULE 8.5.

         t. SECTION 8.11 / CAPITAL EXPENDITURES. Section 8.11 of the Original Agreement is amended and restated to read as follows:


         The Borrower and its Subsidiaries, considered in the aggregate, shall not during any fiscal year make Consolidated Capital Expenditures in excess of the amount equal to (a) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) multiplied by (b) the number of acute care facilities owned by the Borrower and its Subsidiaries during such fiscal year. In the event that the Borrower has budgeted an acute care facility to receive funds from Consolidated Capital Expenditures in its annual budget provided to the Agent ("Budgeted Consolidated Capital Expenditure") and such acute care facility did not utilize the budgeted amount in the budgeted fiscal year, the Borrower may carryover for the following fiscal year only the Budgeted Consolidated Capital Expenditure for such acute care facility in an amount less than or equal to Five Hundred Thousand Dollars ($500,000) ("Budgeted Carryover"). In the event that the Borrower does not utilize the Budgeted Carryover in the fiscal year immediately following the actual budgeted fiscal year, Borrower shall forfeit the Budgeted Carryover. Notwithstanding anything above to the contrary, the Borrower and its Subsidiaries, considered in the aggregate, shall be permitted to make Consolidated Capital Expenditures in an amount less than or equal to Four Million Five Hundred Thousand Dollars ($4,500,000) for the one-time purpose of converting its management information system.

         u. NEW SECTION 9.1(q) / DELISTING. There is hereby added to the Original Agreement the following Section 9.l(q):

                  (q) Delisting from the Borrower's Primary Exchange. Any class of the Borrower's equity securities shall be delisted from the Borrower's primary exchange.

         3. RATIFICATION OF CREDIT AGREEMENT. Except as hereby amended, the provisions of the Credit Agreement are hereby in all respects ratified and confirmed.

         4. COUNTERPARTS. This Third Amendment may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.





                     [The next page is the signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has executed this First Amendment to Credit Agreement by its duly authorized officers as of the date and year first above written.


BORROWER:                             NEW AMERICAN HEALTHCARE CORPORATION

                                      By: Dana McLendon, Jr.
                                          --------------------------------------
                                          Dana McLendon, Jr. Senior Vice
                                          President Finance and Administration


AGENT/BANK:                           TORONTO DOMINION (TEXAS), INC.,
                                         as Agent and as a Bank

                                      By:
                                          --------------------------------------
                                          Jano Mott, Vice President

OTHER BANKS:                          NATIONSBANK, N.A.



                                      By:
                                          --------------------------------------
                                          Ashley Crabtree, Senior Vice President



                                      FIRST UNION NATIONAL BANK



                                      By:
                                          --------------------------------------

                                          Its:
                                              ----------------------------------

                                      FIRST AMERICAN NATIONAL BANK



                                      By:
                                          --------------------------------------
                                          Sandy Hamrick, Senior Vice President



                                      PARIBAS



                                      By:
                                          --------------------------------------
                                          Brian M. Malone, Director



                                      By:
                                          --------------------------------------
                                          Roger A. May, Vice President



                                      NATIONAL CITY BANK OF KENTUCKY



                                      By:
                                          --------------------------------------
                                          Deroy Scott, Vice President




                                      BANK ONE, N.A.



                                      By:
                                          --------------------------------------
                                          Glenn T. Campbell, Vice President

                                      AMSOUTH BANK



                                      By:
                                          --------------------------------------
                                          Cathy M. Wind, Vice President

                                   SCHEDULE A
        IF EXTENSION OPTION IS NOT EXERCISED IN ACCORDANCE WITH AGREEMENT

                              AMOUNT OF
                               PAY OFF                         COMMITMENT
QUARTER                      PER QUARTER                     (END OF PERIOD)
-------                      -----------                     --------------
12/31/01                      10,000,000                      S 122,500,000
03/31/02                      10,000,000                      $ 112,500,000
06/20/02                      10,000,000                      $ 102,500,000
09/30/02                      15,000,000                      $  87,500,000
12/31/02                      15,000,000                      $  72,500,000
03/31/03                      15,000,000                      $  57,500,000
06/30/03                      15,000,000                      $  42,500,000
10/31/03                      42,500,000                            0



                                   SCHEDULE A
          IF EXTENSION OPTION IS EXERCISED IN ACCORDANCE WITH AGREEMENT

                              AMOUNT OF
                               PAY OFF                         COMMITMENT
QUARTER                      PER QUARTER                     (END OF PERIOD)
-------                      -----------                     --------------
12/31/02                      10,000,000                      $ 122,500,000
03/31/03                      10,000,000                      $ 112,500,000
06/20/03                      10,000,000                      $ 102,500,000
09/30/03                      15,000,000                      $  87,500,000
12/31/03                      15,000,000                      $  72,500,000
03/31/04                      15,000,000                      $  57,500,000
06/30/04                      15,000,000                      $  42,500,000
10/31/04                      42,500,000                            0